FORM 8-K
                                        SECURITIES AND EXCHANGE COMMISSION

                                              Washington, D.C. 20549




                                                  CURRENT REPORT



Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
1934



Date of Report (date of earliest event reported): December 31, 1997


                      TOPS APPLIANCE CITY, INC.
       (Exact name of registrant as specified in its charter)



  New Jersey                0-20498              22-3174554
(State or other         (Commission            (IRS Employer
jurisdiction of          File Number)          Identification No.)
incorporation)



 45 Brunswick Avenue, Edison, New Jersey              08818
(Address of principal executive office)           (Zip Code)



Registrant's telephone number, including area code:(908) 248-2850



                               N/A
 (Former name or former address, if changed since last report)






                                                 Page 1 of 3 pages

Item 1.           Changes in Control of Registrant

                  Not Applicable


Item 2.           Acquisition or Disposal of Assets

                  Not Applicable


Item 3.           Bankruptcy or Receivership

                  Not Applicable


Item 4.           Changes in Registrant's Certifying Accountant

                  Not Applicable


Item 5.           Other Events

                  Philip M. Schmidt has resigned as President of the Registrant.

                  The Registrant has extended the term of the employment agreement of Thomas Zambelli through December 31, 1999. Mr. Zambelli serves as the Registrant's Senior Vice President and Chief Financial Officer of the Registrant. His original employment agreement expired on December 31, 1997. The Registrant has also entered into an amendment to Richard Jones' employment agreement extending his employment agreement through December 31, 1999. Mr. Jones serves as Senior Vice President and Chief Operating Officer of the Registrant.

Item 6.           Resignation of Registrant's Directors

                  Not Applicable


Item 7.           Financial Statements and Exhibits

                  (a)      Financial statements of business acquired.

                           Not Applicable

                  (b)      Pro forma financial information

                           Not Applicable

                  (c)      Exhibits

                           Press Release dated December 31, 1997 announcing resignation of Philip M. Schmidt.



                                                     SIGNATURE


                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                       TOPS APPLIANCE CITY, INC.



                                                    BY:/s/ Robert Gross
                                                       -------------------------
                                                        ROBERT GROSS,
                                                        Chief Executive Officer




Dated:  February 9, 1998

                                                    12/31/97




For Immediate Release:

By mutual agreement, Phil Schmidt has resigned his position as President of Tops Appliance City, Inc., effective immediately. His position will not be filled, and the functions have been absorbed by Rick Jones, Senior Vice President and COO and Thomas L.
Zambelli, Senior Vice President and CFO.

Also, Tops announced the promotion of Frank Benesz to the position of Vice President of Loss Prevention.

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